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                                  UNGARETTI & HARRIS
                           3500 THREE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS 60602
                               TELEPHONE: 312.977.4400
                                  FAX: 312.977.4405



October 15, 1997



CenterPoint Properties Trust
401 North Michigan Avenue
Suite 3000
Chicago, Illinois  60611


Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-8 and S-3 of the Trust filed with the Securities and Exchange Commission (the "Commission") on August 29, 1997 (the "Registration Statement"), as amended by Post-Effective Amendment No. 1 filed with the Commission on the date hereof (the "Amendment"), relating to the registration of 174,060 common shares of beneficial interest in the Trust, $.001 par value per share (the "Common Shares").

In this regard, we have examined:

a. the declaration of trust, by-laws and organizational documents of the Trust;

b.    certain resolutions adopted by the Trust's Board of Trustees;

c.    the Registration Statement;

d.    the Amendment; and

e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Trust and by governmental authorities.

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.



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CenterPoint Properties Trust
October 15, 1997
Page -2-



Based upon the foregoing, we are of the opinion that the Common Shares registered pursuant to the Registration Statement, as amended by the Amendment, if and when issued under the circumstances contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois and the general laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated the date hereof of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

We consent to the use of this opinion as an Exhibit to the Amendment. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ UNGARETTI & HARRIS

UNGARETTI & HARRIS




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                                     LAW OFFICES
               GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                               233 EAST REDWOOD STREET
                            BALTIMORE, MARYLAND 21202-3332
                                     410.576.4000
                                  TELEX:  908041 BAL
                                  FAX:  410.576.4242



October 15, 1997



Ungaretti & Harris
3500 Three First National Plaza
Chicago, Illinois  60602-4282

Ladies and Gentlemen:

      We have acted as special Maryland counsel to your firm in connection with your opinion of even date herewith to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-8 and S-3 of the Trust filed with the Securities and Exchange Commission (the "Commission") on August 29, 1997 (the "Registration Statement"), as amended by Post-Effective Amendment No. 1 filed with the Commission on the date hereof (the "Amendment"), relating to the registration of 174,060 common shares of beneficial interest in the Trust, $.001 par value per share (the "Common Shares").

      In this connection, we have examined:

      a. the declaration of trust, by-laws and organizational documents of the Trust;

      b.   certain resolutions adopted by the Trust's Board of Trustees;

      c.   the Registration Statement;

      d.   the Amendment; and

      e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein.

      We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.


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Ungaretti & Harris
October 15, 1997
Page -2-

      Based upon the foregoing, we are of the opinion that the Common Shares registered pursuant to the Registration Statement, as amended by the Amendment, if and when issued under the circumstances contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

      We are members of the Bar of the State of Maryland and our opinion is limited to the laws of the State of Maryland.

                                   Very truly yours,



                                   GORDON, FEINBLATT, ROTHMAN,
                                     HOFFBERGER & HOLLANDER, LLC



                                   BY:/s/ EDWARD E. OBSTLER
                                      ----------------------------
                                      EDWARD E. OBSTLER, MEMBER